Exhibit 10.46

FOURTH AMENDMENT TO THE

UNIVAR USA INC. SUPPLEMENTAL RETIREMENT PLAN

(As Amended and Restated Effective July 1, 2004)

WHEREAS, Univar USA Inc. (the “Company”) sponsors and maintains the Univar USA Inc. Supplemental Retirement Plan (the “Plan”); and

WHEREAS, the Company has the authority to amend the Plan pursuant to Section 10 of the Plan; and

WHEREAS, the Company desires to amend the Plan to provide a benefit payable to Mr. Richard Fox, a member of the Board of Directors of Univar Inc., payable commencing on Mr. Fox’s 80th birthday in the form of a 100% joint and survivor annuity with the woman who is his spouse on January 1, 2008 as his joint annuitant.

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2008:

1. Section 1 of the Plan, Purpose, is hereby amended by adding the following paragraph to the end thereof to read as follows:

“In addition, this Plan shall pay a benefit to Mr. Richard Fox, a member of the Board of Directors of Univar Inc., as described in Appendix D hereto, even though Mr. Fox does not participate in the Univar USA Inc. Retirement Plan. Notwithstanding any other provision of the Plan to the contrary, in no event shall Mr. Fox or his surviving spouse, if any, receive any benefit from this Plan other than the benefit described in Appendix D hereto.”

2. Section 3 of the Plan, Participation, is hereby amended by adding the following paragraph to the end thereof to read as follows:

“In addition, this Plan shall pay a benefit to Mr. Richard Fox, a member of the Board of Directors of Univar Inc., as described in Appendix D hereto, even though Mr. Fox does not participate in the Univar USA Inc. Retirement Plan. Notwithstanding any other provision of the Plan to the contrary, in no event shall Mr. Fox or his surviving spouse, if any, receive any benefit from this Plan other than the benefit described in Appendix D hereto.”

3. Section 5 of the Plan, Benefit Amount, is hereby amended by adding the following paragraph to the end thereof to read as follows:

“Notwithstanding any other provision of the Plan to the contrary, Mr. Richard Fox and his surviving spouse, if any, are entitled to the benefit as described in Appendix D hereto, and the benefit described in Appendix D shall be the only benefit Mr. Richard Fox and his surviving spouse, if any, will receive from this Plan.”

4. Section 7 of the Plan, Spouse’s Death Benefit, is hereby amended by adding the following paragraph to the end thereof to read as follows:

“Notwithstanding any other provision of the Plan to the contrary, If Mr. Richard Fox lives to at least age 80, is married on his 80th birthday to the woman he was married to on January 1, 2008 and dies prior to such spouse, such surviving spouse shall be entitled to a death benefit payable in the form of a single life annuity payable monthly for her life equal to 100% of the amount of the benefit payable monthly to Mr. Fox during his lifetime as described in Appendix D hereto.”

5. Section 8 of the Plan, Date and Form of Payment, is hereby amended by adding the following paragraph to the end thereof to read as follows:

“Notwithstanding any other provision of the Plan to the contrary, any benefit payable to Richard Fox pursuant to Appendix D shall be paid in the form of a 100% joint and survivor annuity with the woman he was married to on January 1, 2008 as joint annuitant, commencing as soon as practicable after he attains age 80.”

6. The Plan is hereby amended by adding a new Appendix D to read as follows:

“APPENDIX D

BENEFIT FOR RICHARD FOX

Notwithstanding any other provision of the Plan to the contrary, if Mr. Richard Fox lives to age 80, he shall be entitled to a monthly benefit payable from this Plan in an amount equal to $6,815 commencing the first of the month after he attains age 80 and continuing until the first of the month prior to his death. If when he attains age 80 he is married to the woman he was married to on January 1, 2008, and upon his subsequent death he is survived by such spouse, such spouse shall receive a monthly benefit from this Plan equal to $6,815 commencing the first of the month after Mr. Fox dies and continuing until the first of the month prior to the death of such spouse of Mr. Fox. All benefit payments shall be subject to (and reduced by) applicable tax withholdings. In the event Mr. Fox dies prior to attaining age 80, or dies after attaining age 80 but at such time is married to someone other than the woman who was his spouse on January 1, 2008, no benefit shall be payable from this Plan to his surviving spouse, if any.”

This Fourth Amendment is executed this 6th day of December, 2007.

UNIVAR USA INC.

By
Its	John R. Yanney President Univar USA